UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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☒	Preliminary Information Statement

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EXACTUS, INC.

(Name of Registrant as Specified In Its Charter)

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Exactus, Inc.

5910 South University Blvd, C18-193

Greenwood Village, CO 80121

PRELIMINARY INFORMATION STATEMENT

We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

You are not being asked to approve anything. This Information Statement is being provided to you solely for your information.

GENERAL INFORMATION

Why am I receiving these materials?

This Information Statement is mailed or furnished to holders of record of the outstanding Common Stock and Preferred Stock of Exactus, Inc., a Nevada corporation (“Exactus” or the “Company”), in connection with the action by written consent of shareholders taken without a meeting to (i) amend the Company’s Articles of Incorporation (the “Articles”) to change the Company’s name to Panacea Life Sciences Holdings, Inc. (the “Name Change”), and (ii) amend the Articles to effect a reverse stock split at a ratio of one-for-28 (the “Reverse Split” and together with the Name Change, the “Charter Amendment”). Each action is described in detail in this Information Statement. You are urged to read this Information Statement carefully and in its entirety for a description of these actions.

The date of this Information Statement is October __, 2021 and it is first being mailed on or about October __, 2021. Pursuant to Chapter 78 of the Nevada Revised Statutes (the “NRS”), the Company is required to provide prompt notice to the shareholders who have not consented in writing.

The Company’s Board of Directors (the “Board”) is not soliciting your proxy or consent in connection with the Name Change or the Reverse Split.

In addition, this Information Statement contains the information required by Rule 14f-1 under the Securities Exchange Act of 1934 (the “Exchange Act”) to be provided to all our shareholders in connection with changes to a majority of our Board.

What action was taken by written consent?

We obtained written consent by the Leslie Buttorff, Quintel-MC, Incorporated (“Quintel”), and J&N Real Estate Co., LLC (“J&N”) which, collectively hold 474,617,752 votes or approximately 63% of the voting power of the Company’s capital stock (the “Majority Shareholders”), approving the (i) Name Change and (ii) the Reverse Split,. Additionally, the two remaining directors and the Majority Shareholders appointed one new director whose appointment will be effective 10 days after the mailing of this Information Statement. Ms. Leslie Buttorff, who is also the Company’s Chairman of the Board, Chief Executive Officer and Chief Financial Officer, controls each of Quintel and J&N.

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When is the record date?

The Reverse Split was approved on March 31, 2021, and the Name Change was approved on June 30, 2021. Because we wanted to only to mail this Information Statement to shareholders of record as of one day and thus save mailing and printing costs, our Board and new Majority Shareholders again approved the same actions as of September 20, 2021, which is the record date (the “Record Date”) for the determination of shareholders entitled to consent and to receive this Information Statement.

What constitutes the voting power of the Company?

On the Record Date, the date we received the consent of the Majority Shareholders for the Reverse Split, and Name Change, there were 599,005,155 shares of Common Stock outstanding, 500 Shares of Series A Convertible Preferred Stock (the “Series A”), 1,500,000 shares of Series B-1 Convertible Preferred Stock (the “Series B-1”), 6,000,000 shares of Series B-2 Convertible Preferred Stock (the “Series B-2”), 1,000,000 shares of Series C Convertible Preferred Stock (the “Series C”), 10,000 Shares of Series C-1 Convertible Preferred Stock (the “Series C-1”) and 10,000 shares of Series D Convertible Preferred Stock (the “Series D”) outstanding. Each share of Series C, Series C-1 and Series D votes on an as-converted to Common Stock basis together with the holders of the Common Stock. Taking into account individual holders’ ownership blockers in our Series A, the total voting power of the Company as of the Record Date is 754,008,263 votes.

What vote was obtained to approve the Charter Amendment described in this Information Statement?

In accordance with the NRS, if the Board adopts a resolution to amend the Articles an affirmative vote of a majority of the outstanding voting power entitled to vote is required. On the Record Date, the Majority Shareholders approved the Charter Amendment.

Therefore, a special meeting of the shareholders is unnecessary. If shareholders had been provided an opportunity to vote at a meeting, an affirmative vote of a majority of the outstanding voting power would also be required for the Charter Amendment.

When will the Name Change and Reverse Split, and the change of the majority of the Company’s directors become effective?

The Name Change and Reverse Split will become effective on the date of filing of the Charter Amendment with the Nevada Secretary of State. However, the Charter Amendment may not be filed until at least 20 calendar days after the mailing of this Information Statement. Additionally, a Securities and Exchange Commission rule requires us to first give 10 days prior notice to the Financial Industry Regulatory Authority (“FINRA”). FINRA clearance has been obtained subject to providing it with the Articles.

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We expect to file the Charter Amendment as soon as possible, given the requirements described in the paragraph above.

Who is paying the cost of this Information Statement?

The entire cost of furnishing this Information Statement will be paid by the Company.

Does any person have an interest in the adoption of the Name Change, the Reverse Split, and the appointment of a new majority of directors?

If the Company implements the Name Change, the Reverse Split, or the change in the majority of the Company’s directors, no security holders (except the Majority Shareholders) will receive an extra or special benefit not shared on a pro-rata basis by all other holders of the same class of securities. Because there is insufficient authorized Common Stock to permit the Series C, C-1 and D Convertible Preferred Stock to convert, the Majority Shareholders will benefit from the Reverse Split.

Do I have dissenters’ or appraisal rights?

Shareholders have no rights under the NRS or under our charter documents to exercise dissenters’ rights of appraisal with respect to any of the actions to which this Information Statement relates.

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AMENDMENT TO THE ARTICLES OF INCORPORATION TO EFFECT A NAME CHANGE

Overview

Our Board and the Majority Shareholders have approved an amendment to our Articles to change our Company’s name to Panacea Life Sciences Holdings, Inc. The proposed form of amendment to our Articles to implement the Name Change is attached to this Information Statement as Appendix A.

Purpose of the Name Change

On June 30, 2021, as disclosed in our current report on Form 8-K filed with the Securities and Exchange Commission on July 7, 2021, we entered into the Securities Exchange Agreement with Panacea Life Sciences, Inc. (“PLS”) and the shareholders of PLS and consummated a share exchange of PLS capital stock for Exactus capital stock (the “Share Exchange”). The Company is affecting the Name Change to reflect that the Company’s primary focus is planned to be developing and producing the high-quality, medically relevant, legal, hemp-derived cannabinoid products for consumers and pets through the PLS which became the Company’s wholly-owned subsidiary as a result of the Share Exchange. The Securities Exchange Agreement required we change our name from Exactus.

Effects of the Name Change

Once we implement the Name Change, the share certificates representing our securities will continue to be valid. In the future, new share certificates may be issued reflecting the Name Change or the Reverse Split (discussed below), but this in no way will affect the validity of your current share certificates. Certificates reflecting the Name Change or Reverse Split will be issued in due course as share certificates are tendered for exchange or transfer to our transfer agent.

We request that shareholders do not send in any of their share certificates at this time.

As applicable, new share certificates evidencing the Name Change that are issued in exchange for share certificates issued prior to the Name Change that are restricted shares will contain the same restrictive legend as on the old certificates. Also, for purposes of determining the term of the restrictive period applicable to the shares, the time period during which a shareholder has held their pre-Name Change shares will be included in the total holding period.

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.

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AMENDMENT TO THE ARTICLES OF INCORPORATION TO EFFECT A REVERSE SPLIT

Overview

As disclosed on our current report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2021, our Board and the then holders of a majority of our voting power approved an amendment to our Articles to effect a Reverse Split at a ratio of not less than one-for-25 and not more than one-for-100. On the Record Date our Board set the split ratio at one-for-28. Our Board believes that granting the Board the discretion to determine the split ratio and implement the Reverse Split, rather than approval of a specific Reverse Split ratio, provided the Board with maximum flexibility to react to market conditions and to therefore achieve the purposes of the Reverse Split.

If the Reverse Split is implemented, the outstanding number of shares of our Common Stock, par value $0.0001 per share, will be reduced by a factor such that each 28 shares of Common Stock become one share of Common Stock. The Reverse Split will have no effect on the par value of our Common Stock. No fractional shares will be issued in connection with the Reverse Split. The proposed form of amendment to our Articles to implement the Reverse Split is attached to this Information Statement as Appendix A. Our Common Stock is currently quoted on the OTCQB under the symbol “EXDI”. Following effectiveness of the Name Change and complying with the notification requirements of the Financial Industry Regulatory Authority, we expect our Common Stock to trade under a new symbol which we will select from among the choices provided by FINRA. The closing price of the Company’s Common Stock was $0.074 as of the Record Date.

Purpose of the Reverse Split

As discussed above, on June 30, 2021, we consummated the Share Exchange pursuant to the Securities Purchase Agreement and acquired PLS. In the Share Exchange we agreed to issue 473,639,756 shares of Common Stock to the former PLS shareholders and we also issued shares of convertible preferred stock to our Chief Executive Officer and entities she controls which convert into a total of 139,503,108 shares of our Common Stock. As a result of the Share Exchange there is insufficient Common Stock to cover all of the shares issuable upon conversion of the convertible preferred stock issued to our Chief Executive Officer.

Risks of the Reverse Split

The market price of our Common Stock is based on a number of factors which may be unrelated to the number of shares outstanding. These factors may include our performance, general economic and market conditions and other factors, many of which are beyond our control. The market price per share may not rise, or it may remain constant in proportion to the reduction in the number of shares outstanding before the Reverse Split. Accordingly, the total market capitalization of our Common Stock after the Reverse Split may be lower than the total market capitalization before the Reverse Split. In the future, the market price of Common Stock following the Reverse Split may not equal or exceed the market price prior to the Reverse Split. Very often, the total market capitalization falls after a reverse stock split is announced.

Effects of the Reverse Split

Reduction in Total Outstanding Shares. The proposed Reverse Split will reduce the total number of outstanding shares of Common Stock by a factor based on the one-for-28 ratio of the split. The following table shows the number of shares of our Common Stock outstanding both before the Reverse Split and after the Reverse Split:

Shares of Common Stock Outstanding Before the Reverse Split	Shares of Common Stock Outstanding After the Reverse Split

599,005,155	21,393,042

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Reduction of Shares Held by Shareholders. After the effective date of the Reverse Split, each Common Stock shareholder will own fewer shares of our Common Stock. However, the Reverse Split will affect all of our Common Stock shareholders uniformly and will not affect any Common Stock shareholder’s percentage ownership interests in us except that in lieu of issuing fractional shares, we will round up to the next whole share the number of shares issued to any shareholder who would otherwise be issued a fractional share so the minimum number of shares issued as a result of the Reverse Split will be one share. In addition, the Reverse Stock Split will likely increase the number of shareholders who own odd lots (less than 100 shares).

Change in Number and Exercise Price of Employee and Equity Awards. The Reverse Split will reduce the number of shares of Common Stock available for issuance under our equity incentive plans, and agreements in proportion to the split ratio. Under the terms of our outstanding equity and option awards, the Reverse Split will cause a reduction in the number of shares of Common Stock issuable upon exercise or vesting of such awards in proportion to the split ratio of the Reverse Split and will cause a proportionate increase in the exercise price of such awards to the extent they are stock options. The number of shares authorized for future issuance under our equity plans will also be proportionately reduced. The number of shares of Common Stock issuable upon exercise or vesting of stock option awards will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding. Warrant and other convertible security holders, if any, will also see a similar reduction of the number of shares such instruments are convertible into as stock option holders described above.

Regulatory Effects. Our Common Stock is currently registered under Section 12(g) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Split will not affect the registration of the Common Stock under the Exchange Act or our obligation to publicly file financial and other information with the Securities and Exchange Commission. If the Reverse Split is implemented, our Common Stock will continue to trade on the OTCQB.

Effect on Registered and Beneficial Holders of Common Stock. After the Reverse Split is effective, shares of our Common Stock held by shareholders that hold their shares through a broker or other nominee will be treated in the same manner as shares held by registered shareholders that hold their shares in their names. Brokers and other nominees that hold shares of our Common Stock will be instructed to effect the Reverse Split for the beneficial owners of such shares. However, those brokers or other nominees may implement different procedures than those to be followed by registered shareholders for processing the Reverse Split, particularly with respect to the treatment of fractional shares. Shareholders whose shares of our Common Stock are held in the name of a broker or other nominee are encouraged to contact their broker or other nominee with any questions regarding the procedure of implementing the Reverse Split with respect to their shares.

In addition to the above, the Reverse Split will have the following effects upon our Common Stock:

●	The number of shares owned by each holder of Common Stock will be reduced;
●	The per share loss and net book value of our Common Stock will be increased because there will be a lesser number of shares of our Common Stock outstanding;

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●	The par value of the Common Stock will remain $0.0001 per share;
●	The stated capital on our balance sheet attributable to the Common Stock will be decreased and the additional paid-in capital account will be credited with the amount by which the stated capital is decreased; and
●	All outstanding options, warrants, and convertible securities entitling the holders thereof to purchase shares of Common Stock, if any, will enable such holders to purchase, upon exercise thereof, fewer of the number of shares of Common Stock which such holders would have been able to purchase upon exercise thereof immediately preceding the Reverse Split, at the same total price (but a higher per share price) required to be paid upon exercise thereof immediately preceding the Reverse Split.

Following the Reverse Split, shares of our Common Stock will continue to be fully paid and non-assessable. The shares of Common Stock after the Reverse Split will have the same voting rights. The rights to dividends and distributions and all other rights and obligations will be identical in all other respects to the shares of Common Stock prior to the Reverse Split.

Interests of Directors and Executive Officers. Certain of our officers and directors have an interest in this proposal as a result of their ownership of shares of our Common Stock and preferred stock. For example, Leslie Buttorff, our Chief Executive Officer and Chairman of the Board, owns shares of Common Stock and also owns shares of Series C, Series C-1 and Series D through entities, which are convertible into Common Stock. The Reverse Split will allow for conversion of this convertible preferred stock. However, other than with respect to the convertible preferred stock held by Ms. Buttorff and her affiliated entities, we do not believe that our officers or directors have interests in this proposal that are different than or greater than those of any of our other shareholders.

Timeframe To Effect A Reverse Split Will Last. Upon receiving shareholder approval of the Reverse Split, subject to compliance with SEC rules to which this Information Statement relates, we expect to effect the Reverse Split by filing the Charter Amendment with the Nevada Secretary of State as soon as legally permissible.

An overall effect of the Reverse Split of the outstanding Common Stock will be an increase in authorized but unissued shares of our Common Stock. These shares may be issued by our Board in its sole discretion. See “Anti-Takeover Effects of the Reverse Split” below. Any future issuance will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of our Common Stock and preferred stock.

Subject to beneficial ownership limitations with respect to the Series A, the holders of the Series A, Series B-1, Series B-2, Series C, Series C-1 and Series D vote on an as-converted to Common Stock basis. Thus the number of votes per share to which the holders are entitled will be adjusted proportionally to the Reverse Split, as will the conversion price of each of the shares of the Series A, Series B-1, Series B-2, Series C, Series C-1 and Series D.

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Once we implement a Reverse Split, the share certificates representing the shares will continue to be valid. In the future, new share certificates will be issued reflecting the Reverse Split, but this in no way will affect the validity of your current share certificates. The Reverse Split will occur without any further action on the part of our shareholders. After the effective date of the Reverse Split, each share certificate representing the shares prior to the Reverse Split will be deemed to represent the number of shares shown on the certificate, divided by the split ratio. Certificates representing the shares after the Reverse Split will be issued in due course as share certificates representing shares prior to the Reverse Split are tendered for exchange or transfer to our transfer agent. We request that shareholders do not send in any of their stock certificates at this time.

As applicable, new share certificates evidencing new shares following the Reverse Split that are issued in exchange for share certificates issued prior to the Reverse Split representing old shares that are restricted shares will contain the same restrictive legend as on the old certificates. Also, for purposes of determining the term of the restrictive period applicable to the new shares after the Reverse Split, the time period during which a shareholder has held their existing pre-Reverse Split old shares will be included in the total holding period.

Procedure for Implementing the Reverse Split

The Reverse Split will become effective upon the filing of a Certificate of Amendment to our Articles with the Nevada Secretary of State. We expect to file the Certificate of Amendment immediately after 20 days form the mailing of this Information Statement. Implementing the Reverse Split is in the furtherance of contractual obligations of the Company, and the Company intends to implement it as expeditiously as possible.

After the filing of the Certificate of Amendment, our Common Stock will have a new CUSIP number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number may be exchanged for stock certificates with the new CUSIP number by following the procedures described below.

As soon as practicable after the Reverse Split, our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates for record holders (i.e., shareholders who hold their shares directly in their own name and not through a broker). Record holders of pre-Reverse Split shares may be asked to surrender to the transfer agent certificates representing pre-Reverse Split shares in exchange for a book entry with the transfer agent or certificates representing post-Reverse Split shares in accordance with the procedures to be provided together with instructions to process the exchange to the exchange agent. No new certificates will be issued to a shareholder until such shareholder has surrendered such shareholder’s outstanding certificate(s) together with the properly completed instructions to process the exchange to the exchange agent.

For street name holders of pre-Reverse Split shares (i.e., shareholders who hold their shares through a broker), your broker will make the appropriate adjustment to the number of shares held in your account following the effective date of the Reverse Split.

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

No service charges, brokerage commissions or transfer taxes will be payable by any shareholder, except that if any new stock certificates are to be issued in a name other than that in which the surrendered certificate(s) are registered it will be a condition of such issuance that (1) the person requesting such issuance pays all applicable transfer taxes resulting from the transfer (or prior to transfer of such certificate, if any) or establishes to our satisfaction that such taxes have been paid or are not payable, (2) the transfer complies with all applicable federal and state securities laws, and (3) the surrendered certificate is properly endorsed and otherwise in proper form for transfer.

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No Issuance of Fractional Shares

No fractional shares of Common Stock will be issued as a result of the Reverse Split. Instead, shareholders who otherwise would be entitled to receive fractional shares, upon surrender to the exchange agent of such certificates representing such fractional shares, will be entitled to receive a certificate representing the number of shares they would otherwise be entitled to rounded up to the next whole share.

Accounting Matters

The par value per share of our Common Stock will remain unchanged at $0.0001 per share after the Reverse Split. As a result, on the effective date of the Reverse Split, the stated capital on our consolidated balance sheet attributable to Common Stock will be reduced and the additional paid-in-capital account will be increased by the amount by which the stated capital is reduced. Per share net income or loss will be increased because there will be fewer shares of our Common Stock outstanding. We do not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Reverse Split.

Certain Federal Income Tax Consequences

Each shareholder is advised to consult their own tax advisor as the following discussion may be limited, modified or not apply based on your own particular situation.

The following is a summary of important tax considerations of the Reverse Split. It addresses only shareholders who hold the pre-Reverse Split shares and post-Reverse Split shares as capital assets. It does not purport to be complete and does not address shareholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, mutual funds, foreign shareholders, shareholders who hold the pre-Reverse Split shares as part of a straddle, hedge, or conversion transaction, shareholders who hold the pre-Reverse Split shares as qualified small business stock within the meaning of Section 1202 of the Internal Revenue Code of 1986 (the “Code”), shareholders who are subject to the alternative minimum tax provisions of the Code, and shareholders who acquired their pre-Reverse Split shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary does not address tax considerations under state, local, foreign, and other laws. Furthermore, we have not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the Reverse Split.

The Reverse Split is intended to constitute a reorganization within the meaning of Section 368 of the Code. Assuming the Reverse Split qualifies as reorganization, a shareholder generally will not recognize gain or loss on the Reverse Split. The aggregate tax basis of the post- Reverse Split shares received will be equal to the aggregate tax basis of the pre-Reverse Split shares exchanged, and the holding period of the post-Reverse Split shares received will include the holding period of the pre-Reverse Split shares exchanged.

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No gain or loss will be recognized by us as a result of the Reverse Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

Anti-Takeover Effects of the Reverse Split. The effective increase in our authorized and unissued shares as a result of the Reverse Split could potentially be used by our Board to thwart a takeover attempt. The over-all effects of this might be to discourage, or make it more difficult to engage in, a merger, tender offer or proxy contest, or the acquisition or assumption of control by a holder of a large block of our securities and the removal of incumbent management. The Reverse Split could make the accomplishment of a merger or similar transaction more difficult, even if it is beneficial to shareholders. Our Board might use the additional shares to resist or frustrate a third-party transaction, favored by a majority of the independent shareholders that would provide an above-market premium, by issuing additional shares to frustrate the takeover effort.

Neither our Articles nor our Bylaws presently contain any provisions having anti-takeover effects, and the Reverse Split is not a plan by our Board to adopt an amendment or a series of amendments to our Articles or Bylaws to institute any anti-takeover provision. We do not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

Although an increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have a potential anti-takeover effect, the Reverse Split is not in response to any effort of which we are aware to accumulate the shares of our Common Stock or obtain control of the Company. There are no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

In addition, the Reverse Split is not intended to effect a going private transaction.

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CHANGE OF DIRECTORS OF OUR COMPANY

As disclosed above and described further below, on June 30, 2021, the Company consummated the Share Exchange and acquired PLS. In connection with the Share Exchange and subject to compliance with applicable regulations including those enforced by the Securities and Exchange Commission to which some of the matters disclosed in this Information Statement relate, the Company intends to made changes to the persons serving as directors of the Company.

We currently have two directors since all but one of our legacy directors resigned in connection with the Share Exchange. In accordance with the Company’s Bylaws the authorized number of directors shall be determined from time-to-time by resolution of the Board. The Board has resolved that there shall be three directors of the Company. The Board nominated the following persons as members of the Board:

Leslie Buttorff

Lawrence Wert

Janice Nerger

Additionally, all of the nominees agreed to serve once appointed. The Board approved the appointment of all of the nominees. The appointments are effective 10 days after the mailing of this Information Statement. The principal occupation and certain other information about the nominees and the Company’s executive officers are set forth on the following pages.

DIRECTORS AND EXECUTIVE OFFICERS

In connection with the Share Exchange, Ms. Leslie Buttorff was appointed Chief Executive Officer of the Company, replacing Mr. Lawrence Wert who previously served as the Company’s principal executive officer with the official title of Executive Chairman. Mr. Wert remains a director of the Company. Ms. Buttorff also assumed the duties of the principal financial officer.

In connection with the Share Exchange, Ms. Buttorff entered into an employment agreement with the Company (the “Employment Agreement”) pursuant to which she receives $380,000 a year for her services. Currently, Ms. Buttorff is deferring her salary. The Employment Agreement is for a term ending June 30, 2024. Under her Employment Agreement Ms. Buttorff will also be entitled to $2.2 million of shares of the Company’s Common Stock upon approval of the Common Stock for listing on Nasdaq during the term of the Employment Agreement, with the number of such shares to be determined using the 20 day daily per-share volume-weighted average price of the Common Stock on the day immediately prior to the day of commencement of trading on Nasdaq, and vesting on June 30, 2022. If the Common Stock is listed on Nasdaq before the end of the Employment Agreement’s term but after the vesting date, the underlying shares will be fully vested upon the uplisting.

The following table represents the current director and the new director appointees:

Name	Age	Position
Leslie Buttorff	64	Director
Lawrence Wert	63	Director
Janice Nerger	60	Director Designee

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Director and Director Designee biographies

Leslie Buttorff - Ms. Buttorff became the Chief Executive Officer and Chief Financial Officer of the Company on July 1, 2021. In October, 2017 she founded PLS, where she has served as Chief Executive Officer and director. From April 1, 2002 to date, she has been the President of Quintel, a software company with a focus on enterprise resource planning. Ms. Buttorff was selected for membership on the Board due to her experience operating PLS and her controlling stock ownership.

Lawrence Wert - Larry Wert was appointed to our Board of Directors on April 29, 2020. Mr. Wert has over 40 years in broadcasting. He served as the President of Broadcast Media for Tribune Media Company from 2013 through September of 2019. During his tenure he was responsible for overseeing the strategy and day-to-day activities of Tribune Media Company’s 42 owned or operated television stations, their related websites, digital properties and the company’s Chicago radio station WGN-AM. Wert previously served on the NAB TV Board of Directors, Fox Board and the CBS Board of Governors. Mr. Wert was selected for membership on the Board due to his marketing, sales and advertising experience.

Janice Nerger – Dr. Janice Nerger serves as Dean of the College of Natural Sciences at Colorado State University. She received her PhD in experimental psychology and neuroscience from the University of California at San Diego and spent two years as a post-doctoral research fellow at NASA/Ames Research Center and SRI International in Menlo Park, CA. She joined the faculty at Colorado State University in 1990 and was named Dean of the College in 2010. Dr. Nerger is internationally recognized for her research on human vision, in particular on the neurophysiological mechanisms underlying color perception. Her research has resulted in numerous publications and presentations, and recognition from the Rank Prize Foundation, the National Research Council, and the National Science Foundation. Dr. Nerger is a strong advocate for diversity, particularly for women in science, and is the co-founder of the Women in Natural Sciences organization at Colorado State University. She currently serves on the Board of Directors for the Council of Colleges of Arts and Sciences, a national organization of Deans. Dr. Nerger was selected for membership on the Board due to her knowledge of the hemp industry and research influences.

Executive Officers

Name	Age	Position
Leslie Buttorff	64	Chief Executive Officer and Chief Financial Officer
Nathan Berman	34	Secretary, Controller and Principal Accounting Officer

Leslie Buttorff - See above for Ms. Buttorff’s biography.

Nathan Berman - Since January, 2018, Mr. Berman has been employed by PLS as its Controller. Prior to joining PLS he was employed by Quintel as Senior Financial Consultant commencing in April, 2017. Mr. Berman’s exposure to the CBD and cannabinoid market started while working for Quintel, where he assisted in developing and implementing an Enterprise Resource Planning software called ERPCannabis; a software that can be used by public marijuana and similar companies to run back-office operations and provide financial reporting. Prior to working for Quintel, Mr. Berman worked for Media Audits International from 2013 to 2017 as an auditor providing audit and management services on behalf of large broadcast corporations.

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Family Relationships

There are no family relationships among the Company’s directors and/or executive officers. However, two of Ms. Buttorff’s children and a brother are employed by PLS in management capacities, and her niece is also an employee.

Board responsibilities

The Board oversees, counsels, and directs management in regard to the long-term interests of the Company and its shareholders. The Board’s responsibilities include establishing broad corporate policies and reviewing the overall performance of the Company. The Board is not involved in the operating details on a day-to-day basis.

Director Independence

Ms. Buttorff is not independent in accordance with rules of Nasdaq due to her employment as an executive officer of the Company. The Company has determined that two are independent in accordance with the Nasdaq rules for director independence.

Board committees and charters

The Company does not have a separately-designated standing audit committee, compensation committee, nominating committee, or any other committees. The Board has not determined that the Company has an audit committee financial expert serving on the Board. The Company intends to identify and appoint a financial expert if needed in the future.

Executive Compensation for Fiscal Year ending December 31, 2021

Any compensation received by our officers, directors, and management personnel will be pursuant to employment agreements and/or determined from time to time by our Board. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

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Number of meetings of the Board for Fiscal Year ended December 31, 2020

For the fiscal year ended December 31, 2020, the Board had two meetings and acted by unanimous consent on eight occasions. Three directors (who were incumbent at the time) attended fewer than 75 percent of the total meetings of the Board for the fiscal year ended December 31, 2020. Lawrence Wert was a director in 2020 having joined us on April 29, 2020. The other legacy directors resigned prior to the Share Exchange.

Board diversity

While we do not have a formal policy on diversity, the Board considers diversity to include the skill set, background, reputation, type and length of business experience of the Board members as well as a particular nominee’s contributions to that mix. The Board believes that diversity brings a variety of ideas, judgments and considerations that benefit the Company and its shareholders. Although there are many other factors, the Board seeks individuals with experience on operating growing businesses.

Nasdaq’s Board Diversity Rule requires companies listed on Nasdaq to (i) publicly disclose board-level diversity statistics using a standardized template; and (ii) have, or explain why they do not have, at least two diverse directors. Under the new rule the required disclosure must generally be provided by Nasdaq-listed companies by August 8, 2022. The rule also provides additional flexibility for smaller reporting companies, which can meet the diversity objective by including two female directors, and for all companies with five or fewer directors, which can meet the diversity objective by including one diverse director.

Ms. Buttorff, a director, and Dr. Nerger meet the definition under the Nasdaq diversity rule because each self-identifies as female.

Board leadership structure

We have chosen to combine the Chief Executive Officer and Board Chairman positions. We believe that this Board leadership structure is the most appropriate for the Company. Because we are a small company, it is more efficient to have the leadership of the Board in the same hands as the Chief Executive Officer. The challenges faced by us at this stage – implementing the Company’s business and marketing plan, accelerating the Company’s growth and raising capital – are most efficiently dealt with by one person who is familiar with both the operational aspects as well as the strategic aspects of the Company’s business.

Board risk oversight

The Company’s risk management function is overseen by the Board. Currently Ms. Buttorff and Mr. Wert are the only directors on the Board, pending compliance with Rule 14f-1 to which this Information Statement partially relates. In the future the Company’s management intends to keep its Board apprised of material risks and provides its directors access to all information necessary for them to understand and evaluate how these risks interrelate, how they affect us, and how management addresses those risks. Management will work closely with the Board once material risks are identified on how to best address such risks. If the identified risk poses an actual or potential conflict with management, the Company’s independent directors may conduct an assessment.

14

Changes to Procedures for Nominating Directors

On July 2, 2021, the Board approved an amendment to the Company’s Bylaws which, among other things, added advance notice provisions for shareholder proposals and nominations. As a result of the Bylaw amendments, a shareholder seeking to make a proposal or nomination at a meeting of the shareholders must provide a written notice to the Company’s Secretary not later than the 90th day nor earlier than the 120th day prior to the first anniversary of the preceding year’s annual meeting; unless the date of the annual meeting is advanced by more than 30 days or delayed by more than 70 days from such anniversary date or the Company has not previously held an annual meeting, in which case the notice by the shareholder must be delivered not earlier than the 120th day prior to such annual meeting and not later than the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

Such shareholder’s notice must set forth certain information about the shareholder(s) and the proposal(s)/nominee(s), including: (A) with respect to the shareholder, (i) the name and address of such shareholder, as they appear on the Corporation’s books, and of each other Shareholder Associated Person; (ii) shares and classes, derivative securities, proxies, agreements, rights, dividends and other matters pertaining to the shareholder’s interests in the Company and the matter to be acted upon, (iii) information required to be disclosed in a proxy statement or other filings pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (iv) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting and nominate the person or persons specified in the notice; and (B) with respect to each director nominee, (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (ii) the name and address of the nominee(s), (iii) a description of all arrangements or understandings between the shareholder and each nominee; (iv) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships between the nominee(s) and the shareholder and certain related persons of the shareholder; (v) a written questionnaire with respect to the background and qualification of the nominee, and (vi) a written representation and agreement providing certain negative assurances with respect to the nominee(s), including the absence of voting commitments or similar agreements and compliance with the Company’s policies.

Additionally, as to any other business that the shareholders proposes to bring before the meeting, the notice must contain a brief description of the business desired to be brought, the reasons for conducting such business at the meeting and any material interest in such business of the shareholder and certain related persons of the shareholder. In addition, the shareholder making such proposal is required to promptly provide any other information reasonably requested by the Corporation.

Communication with the Company’s Board

Although the Company does not have a formal policy regarding communications with the Board, shareholders may communicate with the Board by writing to us at Exactus, Inc., 5910 South University Blvd, C18-193, Greenwood Village, CO 80121, Attention: Corporate Secretary. Shareholders who would like their submission directed to a member of the Board may so specify, and the communication will be forwarded, as appropriate.

15

Summary Compensation Table

The following information is related to the compensation paid, distributed or accrued by us to our Chief Executive Officer (principal executive officer, principal financial officer and two most highly paid executive officers) serving in the fiscal year ending December 31, 2020, the two other most highly compensated executive officers serving as of December 31, 2020 whose compensation exceeded $100,000, which we refer to as “Named Executive Officers.”

Fiscal year ending December 31, 2020 Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Option Awards ($)(2)	Total ($)

Alvaro Daniel Alberttis (3)	2020	-	-	-
Former Chief Operating Officer	2019	-	-	-

Andrew Johnson (4)	2020	75,962	122,500	198,462
Former Chief Strategy Officer	2019	92,977	174,500	267,477

Emiliano Aloi (5)	2020	62,308	-	62,308
Former Interim Chief Executive Officer	2019	108,036	32,000	140,036

Kenneth E. Puzder (6)	2020	76,731	122,500	199,231
Former Chief Financial Officer	2019	81,428	70,000	151,428

Derek du Chesne (7)	2020	76,730	500,000	575,000
Former President	2019	-	-	-

(1)	Salary amounts reflect amounts earned and paid each year.

(2)	Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the amounts are discussed in Note 2 of the Company’s audited financial statements for the year ended December 31, 2020 included in the Company’s Annual Report on Form 10-K/A filed on April 23, 2021.

(3)	Mr. Alberttis is the former Chief Operating Officer and was the interim Principal Executive Officer as of December 31, 2020 by virtue of Messrs. Aloi and Puzder’s resignations in December 2020. See notes 5 and 6.

(4)	Mr. Johnson resigned as Chief Strategy Officer on June 30, 2021.

(5)	Mr. Aloi resigned as our interim Chief Executive Officer on December 8, 2020.

(6)	Mr. Puzder resigned as our Chief Financial Officer on December 22, 2020.

(7)	Mr. Du Chesne resigned as President and from all other positions held with the Company on September 15, 2020.

16

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information regarding all outstanding equity awards held by our Named Executive Officers as of December 31, 2020.

	Number of Securities Underlying Unexercised Options (#) Exercisable		Equity Incentive Plan Award: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Emiliano Aloi *	250,000	(1)	—	$0.320	01/09/2029
Former Interim Chief Executive Officer
Kenneth E. Puzder *	250,000	(2)	149,739	$0.200	01/11/2029
Former Chief Financial Officer
Andrew Johnson**	12,500	(3)	—	$0.320	01/15/2029
Former Chief Strategy Officer	31,250	(4)	15,625	$0.960	01/15/2029
	125,000	(5)	20,832	$0.560	03/12/2029

* Resigned from positions in 2020.

** Resigned from position in 2021

(1) One hundred percent of the options vested immediately at grant date.

(2) 1/24th of the options vested immediately at grant date, with the balance vesting 1/24th per month on the first calendar date of each calendar month following appointment until fully vested so long as continuing as a director

(3) One hundred percent of the options vested immediately at grant date.

(4) 50% of the options vested immediately at grant date, with the balance vesting upon the achievement of certain goals.

(5) 1/12th of the options vested immediately at grant date, with the balance vesting 1/12th per month on the first calendar date of each calendar month flowing grant date until fully vested.

17

Employment Agreements

Leslie Buttorff

On June 30, 2021 the Company entered into an Employment Agreement with Leslie Buttorff pursuant to which Ms. Buttorff serves as the Company’s Chief Executive Officer for an initial term of July 1, 2021 to June 30, 2024 (the “Employment Agreement). Under her Employment Agreement, Ms. Buttorff receives an annual base salary of $380,000. Currently, Ms. Buttorff is deferring her salary. Ms. Buttorff is also entitled to receive (i) a sales commission of 2% of revenue from sales generated by Ms. Buttorff after revenue exceeds $500,000 for three consecutive months, (ii) an award of $2.2 million of shares of Common Stock upon approval of the Company’s Common Stock for listing on Nasdaq prior to expiration of the term of the Employment Agreement, and (iii) an annual cash performance bonus of up to 100% of her base salary based on the achievement of performance metrics for the applicable fiscal year to be set by the Board.

Under her Employment Agreement, Ms. Buttorff is entitled to severance payments under termination provisions which are intended to comply with Section 409A of the Internal Revenue Code of 1986, or the Code, and the regulations thereunder.

In the event of termination by the Company without “cause” or resignation by Ms. Buttorff for “good reason,” Ms. Buttorff is entitled to receive two years’ base salary, or $780,000, all unreimbursed business expenses and other accrued but unpaid compensation, and any annual bonus earned but not yet paid for any fiscal year ending prior to the fiscal year in which the date of termination occurs. In addition, in the event of termination by the Company without “cause,” subject to execution of a general release Ms. Buttorff will be entitled to (i) a settlement amount equal to another two years’ base salary (or a total of $1,560,000) and (ii) an amount equal to the annual bonus which Ms. Buttorff would have been entitled to receive in respect of the year of termination based on the achievement of any performance objectives for the Company.

Generally, “good reason” is defined as (i) any material breach of the Employment Agreement by the Company, (ii) the Company’s assignment of Ms. Buttorff to a position that has materially less authority, status, or functional responsibility than the position with the Company as of the commencement date, or the assignment to her of duties that are not those of an executive at the management level, (iii) the reduction of Ms. Buttorff’s base salary, (iv) the requirement that Ms. Buttorff move her primary place of employment more than 30 miles from her initial place of employment, or (v) upon any change of control event as defined in Treasury Regulation Section 1.409A-3(i)(5) provided that within 12 months of the change of control event the Company terminates Ms. Buttorff or fails to obtain an agreement from any successor to perform the Employment Agreement.

Under the terms of her Employment Agreement, Ms. Buttorff is subject to non-competition and non-solicitation covenants during the term of her employment and following termination of employment with the Company. The Employment Agreement also contains customary confidentiality and non-disparagement covenants.

18

Nathan Berman

Nathan Berman is employed with the Company under an oral employment agreement pursuant to which he receives a salary of $97,000 per year.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers, and persons who own more than 10% of the Company’s Common Stock to file initial reports of ownership and changes in ownership of the Company’s Common Stock and other equity securities with the SEC. These individuals are required by the regulations of the SEC to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of the forms furnished to us, other than one Form 4 by Ken Puzder and one Form 4 by Andrew Johnson, none of Company’s directors, executive officers, and persons who own more than 10% of the Company’s Common Stock during the fiscal year ended December 31, 2020 failed to comply with Section 16(a).

Certain Relationships and Related Transactions

Set forth below is the description of transactions since January 1, 2020, to which the Company has been a party, in which the amount involved exceeded $120,000, and in which any of our directors, executive officers, beneficial owners of 5% or more of our Common Stock and certain other related persons had a direct or indirect material interest, other than compensation arrangements described in this Information Statement under “Executive Compensation” or “Director Compensation.”

On January 22, 2021, the Company granted 11,000,000 two-year options exercisable at $0.025 per share to certain officers and directors, including 3,500,000 options to Larry Wert, a director, 1,500,000 options to Julian Pittam, then director, 2,500,000 options to Daniel Alberttis, then director and Chief Operating Officer, and 3,500,000 options to Andrew Johnson, then Chief Strategy Officer. Subsequently, at a meeting on March 31, 2021 several directors reviewed the January grants to three of the insiders and sought to negate these option awards in order to achieve two stated goals: to allow the directors to vote a sufficient number of shares required to approve a matter purportedly requiring additional votes to achieve a majority under Nevada law, and to correct an alleged mistake in the January action which was claimed to have unintentionally awarded options instead shares of Common Stock. The directors present thereupon purported to grant three directors a total of 10,000,000 shares of Common Stock as follows: 2,500,000 shares to Alvaro Daniel Alberttis, 3,500,000 shares to Larry Wert, and 1,500,000 shares to Julian Pittam, and to make a new award of 2,500,000 shares to then director John Price and directed the Company’s transfer agent to issue such shares. The effectiveness of the March 31, 2021 Board action is currently under review and may ultimately be determined to have been ineffective as a matter of law because the board failed to give proper notice of the meeting. However, the number of shares outstanding reported in this Information Statement includes such shares until the investigation is completed.

19

On June 30, 2021, the Company entered into the Share Exchange with PLS, pursuant to which it issued shares of the Company’s Common Stock and Preferred Stock to former PLS shareholders, including Leslie Buttorff, our Chief Executive Officer and director and the other Majority Shareholders which are entities she controls. Following the Share Exchange, Ms. Buttorff, received 16,797,145 shares of Common Stock, Quintel received 318,317,499 shares of Common Stock, 1,000,000 shares of Series C and 10,000 shares of Series C-1, and J&N received 10,000 shares of Series D. The Series C, Series C-1 and Series D together convert into approximately 17.8% of the Company’s Common Stock outstanding as of the Record Date. The Series C has a liquidation preference of $6.046 per share, is convertible at the rate of 64.098 shares of Common Stock per share and through December 31, 2023 has the option to participate in the recovery by the Company of certain assets. In order to avail herself of the rights, the holder can cause the Company to use the cash generated by the assets and repurchase Series C at a price equal to the liquidation preference per share, subject to the Company maintaining an agreed upon level of net assets. The Series C-1 has a liquidation preference of $281.25 per share and is convertible at the rate of 2,981.7418 shares of Common Stock for each share of Series C-1. The Series D has a liquidation preference of $430 per share and is convertible into Common Stock at the rate of 4,558.7519 shares of Common Stock per share. The Series C, Series C-1 and Series D also vote on an as converted basis.

On June 30, 2021 PLS received a loan from Quintel-MC Incorporated, an affiliate of the Company’s CEO, in exchange for a 12% demand promissory note for $4,062,714 with a maturity date of December, 2023 (the “Quintel Note”). The Quintel Note was secured by a pledge of certain Common Stock owned by PLS.

On June 30, 2021, PLS issued the Company’s CEO, Ms. Buttorff, a 10% promissory note in the amount of $1,624,000 with a maturity date of December 31, 2022 (the “Buttorff Note”). The Buttorff Note was also secured by a pledge of certain common stock owned by PLS.

On June 30, 2021, PLS entered into a Promissory Note Exchange Agreement with J&N, 22nd Century Group, Inc. who as a result of the Share Exchange became a 5% shareholder of the Company (“XXII”) and 22nd Century Holdings, LLC pursuant to which, among other things (i) PLS Series B Preferred Stock held by XXII converted to Exactus Common Stock, (ii) $500,000 of XXII convertible debt was converted to Exactus Common Stock, (iii) PLS sold to XXII the real property and improvements located in Delta County, Colorado, and comprised of approximately 234.394 acres of land, and PLS retained 10 acres of the land for its own use, for the agreed upon amount of $2,200,000 allocated as follows: (A) $1,770,000 for the real property and improvements; and (B) $430,000 for the equipment, machinery and other personal property owned by PLS, and (iv) J&N assumed a $4,300,000 note payable to XXII and received the Series D in the Share Exchange. As a part of this transaction XXII also returned 1,013,333 shares of PLS stock which were converted to 20,143,322 Exactus shares in the Share Exchange.

The Company issued Ms. Buttorff an additional line of credit note of $1,000,000 on June 30, 2021 which bears interest at the rate of 10% per annum and matures January 31, 2022. The Company has borrowed $473,000 under this line of credit as of August 31, 2021.

During February 2021, the Company entered a short-term promissory note for principal amount of $20,000 with a shareholder of the Company. The note is payable on demand and bears interest at a rate of 8% per annum. The note is unsecured obligation of the Company. As of June 30, 2021, the principal balance of this note amounted to $20,000 and accrued interest was $533.

20

From January 31, 2020 through April 10, 2020, our Interim Executive Chairman, Bobby Yampolsky, made a series of advances to us in the approximate total amount of $97,000. On January 21, 2021, the Company entered into a Settlement Agreement with Ceed2Med, LLC, Skybar Holding, LLC, and their principals cancelling all agreements, obligations and claims and providing full mutual releases of the Company and such persons.

On February 4, 2020, we entered into a Supply and Distribution Agreement with HTO Holdings Inc., d/b/a Hemptown, USA. On March 28, 2020, we amended the Supply and Distribution Agreement. Ceed2Med, LLC, our then largest shareholder, was also a significant investor in Hemptown USA and is party to a distribution agreement.

Director Compensation

The following table shows the compensation paid during the year ended December 31, 2020 to our non-employee directors. Only Lawrence Wert is still a director.

DIRECTOR COMPENSATION

Name		Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Lawrence J. Wert	(a)	-	100,000	100,000
John Price	(b)	-	10,417	10,417
Alvaro Daniel Alberttis	(c)	-	75,000	75,000
Julian Pittam	(d)	-	61,905	61,905
Emiliano Aloi	(e)	-	29,167	29,167
Justin A. Viles	(f)	-	16,667	16,667

(a) Includes 526,316 shares of Common Stock at $0.19 per share, vesting 1/24th on date of grant and 1/24th per month until fully vested. 394,737 shares are vested as of September 20, 2021.

21

(b) Represents 148,810 vested shares of Common Stock at $0.07 per share. Mr. Price resigned from the Board on June 29, 2021.

(c) Represents 208,334 vested shares of Common Stock at $0.36 per share. Mr. Alberttis resigned from the Board on June 26, 2021.

(d) Represents 619,048 vested shares of Common Stock at $0.10 per share. Mr. Pittam resigned from the Board on June 30, 2021.

(e) Represents 271,318 vested shares of Common Stock at $0.1075. Mr. Aloi resigned from the Board on December 8, 2020.

(f) Represents 87,720 vested shares of Common Stock at $0.19 per share. Mr. Viles resigned from the Board on September 17, 2020.

Voting Securities and Principal Holders Thereof

The following table sets forth the number of shares of our Common Stock beneficially owned as of the Record Date by (i) those persons known by us to be owners of more than 5% of our Common Stock, (ii) each director and director designee, (iii) our Named Executive Officers for the year ended December 31, 2020 and (iv) all of our current executive officers and directors of as a group. Unless otherwise specified in the notes to this table, the address for each person is: c/o Exactus, Inc., 5910 South University Blvd, C18-193, Greenwood Village, CO 80121.

Title of Class	Beneficial Owner	Amount of Beneficial Ownership (1)	Percent Beneficially Owned (1)
Named Executive Officers:
Common Stock	Alvaro Daniel Alberttis (2)	4,770,726
Common Stock	Andrew Johnson (3)	3,410,805	*
Common Stock	Emiliano Aloi (4)	971,317	*
Common Stock	Kenneth E. Puzder (5)	750,000	*
Common Stock	Derek du Chesne (6)	20,000	*

Directors and Director Designees:
Common Stock	Leslie Buttorff (7)	474,617,581	62.9%
Common Stock	Lawrence Wert (8)	22,620,297	2.9%
Common Stock	Janice Nerger (9)	1,987,828	*

Common Stock	All directors and executive officers as a group (4 persons) (10)	504,244,037	65.0%

5% Shareholders:

Common Stock	Leslie Buttorff (7)	474,617,581	62.9%
Common Stock	Quintel-MC, Incorporated (Quintel) (11)	412,232,917	54.6%
Common Stock	J&N Real Estate Co., LLC (J&N) (12)	45,587,519	6.0%
Common Stock	22nd Century Group, Inc. (XXII) (13)	91,016,026	12.1%

22

*Less than 1%.

(1)	Applicable percentages are based on 599,005,155 shares of Common Stock outstanding as of September 17, 2021. Also includes a total of 156,002,937 shares of Common Stock issuable upon conversion of Series A Convertible Preferred Stock, Series B-1 Convertible Preferred Stock, Series B-2 Convertible Preferred Stock, Series C Convertible Preferred Stock, Series C-1 Convertible Preferred Stock and Series D Convertible Preferred Stock. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under SEC rules, a person is considered a “beneficial owner” of a security if that person has or shares power to vote or direct the voting of such security or the power to dispose of such security. A person is also considered to be a beneficial owner of any securities of which the person has a right to acquire beneficial ownership within 60 days. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted in the footnotes to this table.
(2)	Mr. Alberttis is our former Chief Operating Officer, interim Principal Executive Officer and director.
(3)	Mr. Johnson is our former Chief Strategy Officer. Includes 1,553,125 vested stock options.
(4)	Mr. Aloi is the former interim Chief Executive Officer.
(5)	Mr. Puzder is the former Chief Financial Officer.
(6)	Mr. du Chesne is the former President.
(7)	Ms. Buttorff is our Chief Executive Officer and a director. Includes (i) 64,098,172 votes underlying 1,000,000 shares of Series C Convertible Preferred Stock held by Quintel, (ii) 29,817,418 votes underlying 10,000 shares of Series C-1 Convertible Preferred Stock held by Quintel, and (iii) 45,587,519 votes underlying 10,000 shares of Series D Convertible Preferred Stock held by J&N. Ms. Buttorff is the Chief Executive Officer of Quintel and Managing Member of J&N. As described elsewhere in this Information Statement, these preferred shares are not presently exercisable pending the effectiveness of the Reverse Split.

23

(8)	Mr. Wert is a director. Includes 17,500,000 pre-split shares of Common Stock underlying Options which vest upon the Reverse Split. Also includes 3,500,000 pre-split shares of common stock which were received in exchange for an equivalent number of stock options pursuant to board action which remains under review due to failure to give proper notice to all directors. See “Certain Relationships and Related Transactions.”
(9)	Ms. Nerger is a director designee.
(10)	This amount includes ownership by all directors and all current executive officers including those who are not Named Executive Officers under the SEC’s disclosure rules. Does not include amounts beneficially owned by former officers or directors or director designees. Includes 248,479 Options granted to Nathan Berman, our Controller and Principal Accounting Officer, which vest upon the Reverse Split.
(11)	See note 7.
(12)	See note 7.
(13)	Based on the Schedule 13G filed by XXII on July 9, 2021. James A. Mish is the Chief Executive Officer of XXII. Address is 500 Seneca Street, Suite 507, Buffalo, NY 14204.

Where You Can Find More Information

You can read and copy any materials that the Company files with the Securities and Exchange Commission at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains information we file electronically with the SEC, which you can access over the Internet at www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates.

Delivery of Documents to Security Holders Sharing an Address

If you and one or more shareholders share the same address, it is possible that only one Information Statement was delivered to your address. Any registered shareholder who wishes to receive a separate copy of the Information Statement at the same address now or in the future may call the Company at 1-800-985-0515 or mail a request to receive separate copies to Exactus, Inc., 5910 South University Blvd, C18-193 Greenwood Village, CO 80121, Attention: Corporate Secretary, and we will promptly deliver the Information Statement to you upon your request. Shareholders who received multiple copies of this Information Statement at a shared address and who wish to receive a single copy may direct their request to the same address.

By Order of the Board of Directors

/s/ Leslie Buttorff
Leslie Buttorff
Chief Executive Officer

24

Appendix A

Certificate of Amendment to Articles of Incorporation

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity as on file with the Nevada Secretary of State: Exactus, Inc. Entity or Nevada Business Identification Number (NVID): NV20081665171
2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2 3, 5 and 6)	☐ Certificate to Accompany Restated Articles or Amended and Restated Articles ☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ____ The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. ☐ Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type.
3. Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.)	☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued
	☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: ____
	☐ Officer's Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: ____ Jurisdiction of formation: ____ Changes to takes the following effect: ☐ The entity name has been amended. ☐ Dissolution ☐ The purpose of the entity has been amended. ☐ Merger ☐ The authorized shares have been amended. ☐ Conversion ☐ Other: (specify changes) ____ * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

Page 1 of 2
Revised: 1/1/2019

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☒ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☐ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☒ Other. The articles have been amended as follows: (provide article numbers, if available) Article One is hereby amended by replacing such Article (continued below) (attach additional page(s) if necessary)
6. Signature: (Required)	X ____________________ Chief Executive Officer Signature of Officer or Authorized Signer Title X ____________________ Signature of Officer or Authorized Signer Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

with the following: "Panacea Life Sciences Holdings, Inc."

Article Three is hereby amended by adding the following: Upon the filing and effectiveness (the "Effective Time") of this Certificate of Amendment to the Articles of Incorporation, each twenty eight (28) shares of Common Stock issued and outstanding immediately prior to the Effective Time, shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share (continued in additional page)

This form must be accompanied by appropriate fees.

Page 2 of 2
Revised: 1/1/2019

Certificate of Amendment to Articles of Incorporation of Article Three, continued:

of Common Stock (the “Reverse Stock Split”). Each holder of a certificate or certificates that immediately prior to the Reverse Split Date represented outstanding shares of Old Common Stock (the “Old Certificates”) will be entitled to receive, upon surrender of such Old Certificates to the Company for cancellation, a certificate or certificates (the “New Certificates”, whether one or more) representing the number of whole shares (rounded up to the nearest whole share) of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. From and after the Reverse Split Date, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued. In lieu of any such fractional shares of New Common Stock, each shareholder with a fractional share will be entitled to receive, upon surrender of Old Certificates to the Company for cancellation, a New Certificate representing the number of shares such shareholder would otherwise be entitled to rounded up to the next whole share. If more than one Old Certificates shall be surrendered at one time for the account of the same shareholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Company determines that a holder of Old Certificates has not tendered all his, her or its certificates for exchange, the Company shall carry forward any fractional share until all certificates of that holder have been presented for exchange. The Old Certificates surrendered for exchange shall be properly endorsed and otherwise in proper form for transfer. From and after the Reverse Split Date, the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be an amount equal to the product of the number of issued and outstanding shares of New Common Stock and the $0.0001 par value of each such share.